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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Genzyme Corporation on Form S-3 of our reports dated March 1, 1995 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements of Genzyme General Division and the combined financial statements of Genzyme Tissue Repair Division as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, which reports are included in Genzyme Corporation's 1994 Annual Report on Form 10-K, as amended by Amendment No. 1 thereto on Form 10-K/A.

We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand, L.L.P.
                                        ----------------------------------------

Boston, Massachusetts
August 15, 1995